UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                February 24, 2014

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 24, 2014, Intralinks Holdings, Inc. (the “Company”) entered into (i) a Credit Agreement (the “Term Loan Credit Facility”) by and among the Company, Intralinks, Inc. as Borrower (the “Borrower”), the financial institutions listed therein as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and J.P. Morgan Securities LLC as Lead Arranger and Sole Bookrunner, and (ii) a Credit Agreement (the “Revolving Credit Facility” and, together with the Term Loan Credit Facility, the “Credit Facilities”) by and among the Company and Intralinks International Holdings LLC as Guarantors, the Borrower and JPMorgan Chase Bank, N.A. as Lender. The proceeds from the Term Loan Credit Facility were used to refinance the Company’s Prior Credit Facility (as defined below).
The Term Loan Credit Facility provides for term loans in the aggregate principal amount of $80.0 million. The term loans bear interest, at the Borrower’s option, at either the Eurodollar rate plus a margin of 5.25% or the prime rate plus a margin of 4.25%. The Eurodollar rate is subject to a 2.00% floor and the prime rate is subject to a 3.00% floor. The Borrower must repay the term loan in installments of $200,000 per quarter due on the last day of each quarter beginning with the quarter ending June 30, 2014, with the balance due in a final installment on February 24, 2019. Additionally, the Term Loan Credit Facility includes an annual mandatory prepayment of the term loans from 50% of the Borrower’s excess cash flow as measured on an annual basis, with step-downs to 25% and to 0% of the Borrower’s excess cash flow if the Borrower’s Consolidated Net Leverage Ratio (as defined in the Term Loan Credit Facility), tested as of the last day of the Borrower’s fiscal year, is less than 2.00 to 1.00 and 1.00 to 1.00, respectively. Excess cash flow is generally defined as the Borrower’s adjusted EBITDA less debt service costs, unfinanced capital expenditures, unfinanced acquisition expenditures, and current income taxes paid, as adjusted for changes in the Borrower’s working capital. Additionally, the Term Loan Credit Facility requires mandatory prepayment of the term loans from the net proceeds of certain asset sales outside the ordinary course of business and from proceeds of property insurance and condemnation events, in each case subject to the Borrower’s right to reinvest such proceeds in assets used on the Borrower’s business.
The Revolving Credit Facility provides for commitments of up to $10.0 million for general corporate purposes, working capital and letters of credit. Revolving loan drawings are subject to a further cap based on the Borrower’s borrowing base, as calculated from time to time. The borrowing base is equal to 85% of the Borrower’s eligible accounts receivable, minus customary reserves established by JPMorgan Chase Bank, N.A., the lender. The revolving loans bear interest at the Eurodollar rate plus 2.50%. In addition, the Borrower pays a commitment fee on the first business day of each fiscal quarter of 0.50% on the average daily unused balance under the Revolving Credit Facility. The Revolving Credit Facility matures and the commitments thereunder terminate on the earlier of February 24, 2019 and the date six months prior to the maturity date of the Term Loan Credit Facility.
Each of the Credit Facilities is secured by liens on substantially all the Company’s assets, including a pledge of 100% of the equity interests in the Company’s domestic subsidiaries and an obligation to pledge 65% of the equity interests in the Company’s direct foreign subsidiaries. The Revolving Credit Facility is secured by a first lien on the Company’s cash, accounts receivable and certain other liquid collateral and a second lien on the Company’s other assets. The Term Loan Credit Facility is secured by a second lien on the Company’s cash, accounts receivable and certain other liquid collateral and a first lien on the Company’s other assets
The Credit Facilities contain customary affirmative covenants for transactions of this type and other affirmative covenants agreed to by the parties, including, among others, the provision of annual and quarterly reports, maintenance of property, insurance, compliance with laws and environmental matters. The Credit Facilities contain customary negative covenants for transactions of this type and other negative covenants agreed to by the parties, including, among others, restrictions on the incurrence of indebtedness, the granting of liens, making certain investments, entering into affiliate transactions and asset sales. The Credit Facilities also provide for a number of customary events of default, including, among others, payment, bankruptcy, covenant, representation and warranty, change of control and judgment defaults.

The Term Loan Credit Facility requires the Company to comply with a Consolidated Net Leverage Ratio (as defined under the Term Loan Credit Facility). The Consolidated Net Leverage Ratio must be less than or equal to 3.25 to 1.00 as of the last day of each fiscal quarter through March 31, 2015 and less than or equal to 3.00 to 1.00 as of the last day of each fiscal quarter ending thereafter through the maturity date. For purposes of testing the Company’s Consolidated Net Leverage Ratio, the Company is permitted to net from its outstanding total indebtedness up to $20,000,000 of its cash and cash equivalents.
The Revolving Credit Facility includes a springing Fixed Charge Coverage Ratio (as defined in the Revolving Credit Facility), which the Company must comply with any time its cash and cash equivalents held in deposit or securities accounts subject to a lien in favor of the revolving loan lenders falls below $10,000,000 or if an Event of Default (as defined in the Revolving Credit Facility) occurs (in either case, a “Fixed Charge Coverage Trigger Event”). The Fixed Charge Coverage Ratio is tested as of the last day of the fiscal quarter preceding the Fixed Charge Coverage Trigger Event and as of the last day of each subsequent fiscal quarter during the Fixed Charge Coverage Compliance Period (as defined in the Revolving Credit Facility). The Fixed Charge Coverage Ratio must be greater than or equal to 1.05 to 1.00 as of the last day of each fiscal quarter through March 31, 2015 and greater than or equal to 1.10 to 1.00 as of the last day of each fiscal quarter ending thereafter through the maturity date.
All obligations under each of the Credit Facilities are unconditionally guaranteed by the Company’s direct and indirect domestic subsidiaries. These guarantees are secured by substantially all the present and future property of the guarantors.
The foregoing summary of the Credit Facilities does not purport to be complete and is qualified in its entirety to the full text of the Term Loan Credit Facility and the Revolving Credit Facility, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated in their entirety into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On February 24, 2014, the Company terminated its First Lien Credit Agreement, dated as of June 15, 2007, by and among the Company, the Borrower, the lenders listed therein, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent for the lenders, the financial institutions party thereto, as lenders and the other agents, arrangers and bookrunners identified therein, as amended by Amendment No. 1 dated as of May 14, 2010, Amendment No. 2 dated as of November 24, 2010 and Amendment No. 3 dated as of April 6, 2012 (the “Prior Credit Facility”). The Prior Credit Facility was terminated as a result of the full prepayment of indebtedness thereunder on February 24, 2014. To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 1.02 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion in Item 1.01 of this Form 8-K regarding the Credit Facilities is hereby incorporated in this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
10.1
Credit Agreement, dated as of February 24, 2014, by and among the Intralinks Holdings, Inc., Intralinks, Inc. as Borrower, the financial institutions listed therein as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and J.P. Morgan Securities LLC as Lead Arranger and Sole Bookrunner.

10.2
Credit Agreement, dated as of February 24, 2014, by and among Intralinks Holdings, Inc. and Intralinks International Holdings LLC as Guarantors, Intralinks, Inc. as Borrower and JPMorgan Chase Bank, N.A. as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2014
INTRALINKS HOLDINGS, INC.

By:      /s/ Derek Irwin
Derek Irwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Credit Agreement, dated as of February 24, 2014, by and among Intralinks Holdings, Inc., Intralinks Inc. as Borrower, the financial institutions listed therein as Lenders, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and J.P. Morgan Securities LLC as Lead Arranger and Sole Bookrunner.

10.2
Credit Agreement, dated as of February 24, 2014, by and among Intralinks Holdings, Inc. and Intralinks International Holdings LLC as Guarantors, Intralinks Inc. as Borrower and JPMorgan Chase Bank, N.A. as Lender.